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                                                                      EXHIBIT 21



                SUBSIDIARIES OF NOVAMETRIX MEDICAL SYSTEMS INC.


         1.      NTC Technology Inc.

         2.      NTC Management Inc.

         3.      Emertech, Sarl.

         4.      Novametrix International, Ltd.





                                     E-153